            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                    Payment Date Statement: November 20, 2002

  a. Aggregate Amount of Collections                                                     $360,823,957.38
     Aggregate Amount of Non-Principal Collections                                       $  2,595,810.17
     Aggregate Amount of Principal Collections                                           $358,228,147.21
     Pool Balance                                                                        $752,395,921.94
     Residual Participation Amount                                                       $252,395,921.94
     Excess Funding Account                                                              $          0.00

  b. Series Allocation Percentage                                                                 100.00%
     Floating Allocation Percentage                                                                66.45%
     Principal Allocation Percentage                                                                 N/A

  c. Total Amount Distributed on Series 2000-1                                           $    827,083.33

  d. Amount of Such Distribution Allocable to Principal on 2000-1                        $          0.00

  e. Amount of Such Distribution Allocable to Interest on 2000-1                         $    827,083.33

  f. Noteholder Default Amount                                                           $          0.00

  g. Required Subordinated Draw Amount                                                   $          0.00

  h. Noteholder Charge Offs                                                              $          0.00
     Amounts of Reimbursements                                                           $          0.00

  i. Monthly Servicing Fee                                                               $    626,996.60
     Noteholder Monthly Servicing Fee                                                    $    416,666.67

  j. Controlled Deposit Amount                                                           $          0.00

  k. Series 2000-1 Invested Amount at end of period (Gross)                              $500,000,000.00
     Outstanding Principal Balance                                                       $500,000,000.00

  l. Available Subordinated Amount                                                       $ 81,148,413.09

  m. Carry-over Amount                                                                   $          0.00

  n. Reserve Account Balance                                                             $  1,750,000.00

  o. Principal Funding Account Balance                                                   $          0.00
     Yield Supplement Account Balance                                                    $  1,750,000.00

  20-Nov-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page

  TRANSACTION SUMMARY
  -------------------

                                                                From                To        Days
                                                                ----                --        ----
  Current Interest Period                                     10/21/2002         11/19/2002     30

  Series Allocation Percentage                                         100.00%
  Initial Principal Balance                                   $500,000,000.00
  Outstanding Principal Balance                               $500,000,000.00
  Principal Balance of Receivables for Determination Date     $766,112,982.08
  Amount Invested in Receivables on Series Issuance Date      $500,000,000.00
  Initial Invested Amount                                     $500,000,000.00
  Invested Amount at the Beginning of Period                  $500,000,000.00
  Series 2000-1 Invested Amount at End of Period (Gross)      $500,000,000.00
  Required Subordinated Amount                                $ 81,148,413.09

  Excess Funding Account                                      $          0.00
  Series 2000-1 Invested Amount at End of Period (net         $500,000,000.00
  of EFA)
  Available Subordinated Amount (previous period)             $ 84,096,444.21
  Incremental Subordinated Amount (previous period)           $ 36,151,238.73

  RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
  --------------------------------------------

  Yield Supplement Account Initial Deposit                    $  1,750,000.00
  Yield Supplement Account Beginning Balance                  $  1,750,000.00
  Yield Supplement Account Required Amount                    $  1,750,000.00

  Reserve Account Initial Deposit                             $  1,750,000.00
  Reserve Account Required Amount                             $  1,750,000.00
  Reserve Account Beginning Balance                           $  1,750,000.00

  Outstanding Carryover Amount - Beginning Balance            $          0.00
  Withdrawal from Yield Supplement Account                    $          0.00
  Outstanding Carryover Amount - Ending Balance               $          0.00
  Yield Supplement Account Balance - Ending Balance           $  1,750,000.00
  Yield Supplement Account Deposit Amount                     $          0.00

  Withdrawal from Reserve Account                             $          0.00
  Reserve Account Ending Balance                              $  1,750,000.00
  Reserve Account  Deposit Amount                             $          0.00

  1-month LIBOR Rate (annualized)                                   1.8300000%
  Certificate Coupon (annualized)                                      1.9850%
  Prime Rate (annualized)                                           4.7500000%
  Servicing Fee Rate (annualized)                                       1.000%
  Excess Spread                                                     1.2450000%

  TRUST PRINCIPAL RECEIVABLES
  ---------------------------

  Pool Balance at the Beginning of Period                     $719,874,009.41
  Pool Balance at the Ending of Period                        $752,395,921.94
  Average Aggregate Principal Balance                         $736,134,965.68
  Aggregate Principal Collections                             $358,228,147.21
  New Principal Receivables                                   $390,750,059.74
  Receivables Added for Additional Accounts                   $          0.00
  Noteholder Default Amount                                   $          0.00
  Net Losses                                                  $          0.00
  Noteholder Charge-offs                                      $          0.00
  Miscellaneous Paymnets (Adjustments and Transfer            $          0.00
  deposit amounts)
  Non-Principal Collections & Inv. Proceeds treated as        $          0.00
  Available Noteholder Principal Collections
  Monthly Interest Accrued, but not paid                      $          0.00
  Ineligible Receivables                                      $          0.00
  Excess Funding Account at Date of Determination             $          0.00
  Defaulted Receivables in Ineligible and Overconc.           $          0.00
  Accounts
  MISCELLANEOUS DATA
  ------------------
  Recoveries on Receivables Written Off                       $          0.00
  Spread Over/Under Prime for Portfolio                                 -0.52%
  Weighted Average Interest Rate                                         4.23%
  Previously waived Monthly Servicing Fee                     $          0.00

 PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
 --------------------------------------------------


 Net losses as a % of Avg. Receivables Balance (annualized)              0.00%

 PORTFOLIO AND DEALERSHIP STATISTICS
 -----------------------------------
 Used Vehicle Receivables' Balance                            $ 40,207,967.95
 Used Vehicle Percentage                                                5.344%
 Used Vehicle Percentage During Last Collection Period                  6.586%
 Early Amortization Event?                                                 NO
 Largest Dealer or Dealer Affiliation Balance                 $ 32,077,377.19
 Largest Dealer Percentage                                              4.456%

 Aggregate Principal Amount of Receivables of Dealers over 2% $ 45,592,073.35




 SUMMARY OF COLLECTIONS
 ----------------------

 Aggregate Amount of Collections                              $360,823,957.38
 Aggregate Amount of Non-principal Collections (including
 insurance                                                    $  2,595,810.17

 proceeds & rebates)
 Investment Proceeds

                                                              $      4,961.32

 Aggregate Amount of Principal Collections                    $358,228,147.21
 Asset Receivables Rate                                                 2.706%
 Use Asset Receivables Rate?                                               NO
 Carryover Amount (this Distribution Date)                                N/A


 PAYMENT RATE INFORMATION
 ------------------------

 Monthly Payment Rate                                                   48.66%
 Previous Collection Period Monthly Payment Rate                        49.67%
 Monthly Payment Rate 2 collection periods ago                          56.43%
 3-month Average Payment Rate                                           51.59%
 Early Amortization Event?                                                 NO


 ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
 ---------------------------------------------

 Extend Revolving Period?                                                 YES
 Last Day of Revolving Period                                             N/A
 Invested Amount as of Last Day of Revolving Period                       N/A
 Accumulation Period Length (months)                                      N/A
 First Accumulation Date                                     TO BE DETERMINED
 Expected Final Payment Date                                              N/A
 Required Participation Percentage                                     104.00%
 Principal Funding Account Balance                            $          0.00

 Principal Payment Amount                                     $          0.00
 Controlled Accumulation Amount                               $          0.00

 TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
 -----------------------------------------

 Noteholders
 -----------
 1.  Monthly Noteholder Interest Distribution                 $    827,083.33
 2.  Noteholder Monthly Servicing Fee Distribution            $    416,666.67
 3.  Reserve Account Deposit Amount Distribution              $          0.00
 4.  Noteholder Default Amount Distribution                   $          0.00
 5A  Unreimbursed Noteholder Charge-offs (net of Series
     Allocable                                                $          0.00
     Misc. Pmts)
 5B. Reinstate reductions in Series 2000-1 Available Subord.
     Amount                                                   $          0.00

 6.  Outstanding Carryover Amount Distribution                $          0.00
 7.  Yield Supplement Account Deposit Amount Distribution     $          0.00
 8.  Previuosly waived Monthly Servicing Fee Distribution     $          0.00
                                                              ---------------
             Excess Servicing                                 $    481,279.40

 DEFICIENCY AMOUNT
 -----------------
 Deficiency Amount                                            $          0.00
 Required Subordinated Draw Amount                            $          0.00
 EXCESS FUNDING ACCOUNT
 ----------------------
 Withdrawals to purchase Receivables (Since Issuance Date)    $          0.00
 Additions in connection with a reduction in Receivables      $          0.00
 Transfers to Principal Funding Account                       $          0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
        20-Nov-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary

               Collections            Accrual               Distribution
From:           21-Oct-02
To:             19-Nov-02
Days:                  30

LIBOR Rate      1.8300000%
 (1 month)

Series #           1        Active
VCI Rating:       N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD

                                             Series                           Required         Required             Outstanding
 Series       Series       Allocation       Invested        Subordinated   Participation     Participation             Note
 Number        Name        Percentage        Amount            Amount        Percentage         Amount                Balance
 ------        ----        ----------        ------            ------        ----------         ------                -------
                Trust                   $500,000,000.00   $81,148,413.09       N/A          $601,148,413.09
           1 Series 2000-1   100.00%    $500,000,000.00   $81,148,413.09     104.00%        $601,148,413.09       $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
20-Nov-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE

INITIAL AMOUNTS                                                                 EXCESS SPREAD CALCULATION
---------------                                                                 -------------------------
Initial Invested Amount                        $ 500,000,000.00                 Weighted Average Rate Charged to Dealers      4.230%
Invested Amount                                $ 500,000,000.00                 LIBOR                                         1.830%
Controlled Accumulation Amount                 $           0.00                 Note Rate (LIBOR+15.5 b.p.)                   1.985%
Required Subordinated Amount                   $  81,148,413.09                 Servicing Fee Rate                            1.000%
Annualized Servicing Fee Rate                              1.00%                Investor Net Losses                           0.000%
                                                                                                                              ------
First Controlled Accumulation Date             TO BE DETERMINED                 Excess Spread                                 1.245%
Accumulation Period Length (months)                         N/A
Expected Final Payment Date                                 N/A
Initial Settlement Date                               10-Aug-00
Required Participation Percentage                        104.00%
Subordinated Percentage                                  9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                              Required           Excess
                                                 Series 2000-1             Invested         Subordinated         Funding
Principal Receivables                                Total                  Amount             Amount            Amount
---------------------                                -----                  ------             ------            ------
Series Allocation Percentage                             100.00%
Beginning Balance                              $ 500,000,000.00       $500,000,000.00      $81,148,413.09              $0.00
  Floating Allocation Percentage                          66.45%                66.45%
  Principal Allocation Percentage                           N/A                   N/A

Principal Collections                          $ 358,228,147.21       $358,228,147.21                 N/A                N/A
New Principal Receivables                      $ 390,750,059.74       $390,750,059.74                 N/A                N/A
Principal Default Amounts                      $           0.00                 $0.00                 N/A                N/A
Receivables Added for Additional Accounts      $           0.00                 $0.00                 N/A                N/A
Controlled Deposit Amount                      $           0.00                   N/A                 N/A                N/A

"Pool Factor"                                                            100.00000000%

Ending Balance                                 $ 500,000,000.00       $500,000,000.00      $81,148,413.09              $0.00
  Floating Allocation Percentage                          66.45%                66.45%


Non-Principal Receivables
-------------------------

Non-Principal Collections                      $   1,725,029.40
Recoveries on Receivables Written Off          $           0.00
Investment Proceeds                            $       4,961.32

VW CREDIT, INC. -- SERVICER                                               Page 4
20-Nov-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund                                        Current               Previous
----------------------------------                                        -------               --------
Available Subordination Amount (Previous)                                 $84,096,444.21        $86,998,882.77
  Required Subordination Draw Amount                                      $         0.00        $         0.00
  Reserve Account Funds to Noteholder Default Amount                      $         0.00        $         0.00
Non-principal Collections & Inv. Proceeds treated as                      $         0.00        $         0.00
                                                                          --------------        --------------
Available Noteholder Principal Collections
(1) Subtotal                                                              $84,096,444.21        $86,998,882.77
(2) Subordination Percentage* Series 2000-1 Invested Amount               $47,945,205.48        $47,945,205.48

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                     $         0.00        $         0.00
(c) Incremental Subordinated Amount                                       $33,203,207.61        $36,151,238.73
(d) Payments from Excess Funding Account to Residual                      $         0.00        $         0.00
Interestholder

Available Subordinated Amount                                             $81,148,413.09        $84,096,444.21

  Overconcentration Amount                                                $45,592,073.35        $47,494,415.33

Beginning Reserve Account Balance                                         $ 1,750,000.00        $ 1,750,000.00
Reserve Account Required Amount                                           $ 1,750,000.00        $ 1,750,000.00
Withdrawal from Reserve Account                                           $         0.00        $         0.00
Reserve Account Deposit Amount                                            $         0.00        $         0.00
Ending Reserve Account Balance                                            $ 1,750,000.00        $ 1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                       $ 2,595,810.17        $ 2,557,764.18
  Noteholder Non-Principal Collections                                    $ 1,725,029.40        $ 1,776,536.00
  Residual Interestholder Non-   Principal Collections                    $   870,780.77        $   781,228.18
Investment Proceeds                                                       $     4,961.32        $     4,880.20
Reserve Fund Balance                                                      $ 1,750,000.00        $ 1,750,000.00
                                                                          --------------        --------------
Total Non-Principal Available                                             $ 4,350,771.49        $ 4,312,644.38

Interest Shortfall                                                        $         0.00        $         0.00
Additional Interest                                                       $         0.00        $         0.00
Carry-over Amount                                                         $         0.00        $         0.00
Carry-over Shortfall                                                      $         0.00        $         0.00
Additional Interest on Carry-over Shortfall                               $         0.00        $         0.00

Monthly Servicing Fee                                                     $   626,996.60        $   599,895.01
Noteholder Monthly Servicing Fee                                          $   416,666.67        $   416,666.67